Blackstone Digital Infrastructure Trust Reports Second-Quarter 2026 Results

New York, August 4, 2026 -- Blackstone Digital Infrastructure Trust Inc. (NYSE: BXDC) today reported its second-quarter 2026 results. Net income for the quarter was $7.1 million, and net income per share was $0.14. Funds from Operations (“FFO”), and adjusted FFO (“AFFO”) per share were $0.07 and $0.08, respectively.

Nick Pell, Chief Executive Officer and President said, “We are thrilled to have recently completed our initial public offering and are deeply grateful to our investors for their support. The stabilized data center market is rapidly growing and underpinned by highly compelling fundamentals. We believe BXDC is uniquely positioned to capture this compelling investment opportunity, with $2 billion of dry powder and the resources of Blackstone, the largest investor in data centers globally.”

An updated investor presentation may be viewed on Blackstone Digital Infrastructure Trust’s website at www.bxdc.com.

Quarterly Investor Call Details
Blackstone Digital Infrastructure Trust will host a conference call today at 9:00 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1767809&tp_key=25f3f3efbf. For those unable to listen to the live broadcast, a recorded replay will be available on the company's website at www.bxdc.com beginning approximately two hours after the event.

About Blackstone Digital Infrastructure Trust
Blackstone Digital Infrastructure Trust (NYSE: BXDC) is a newly organized company focused on acquiring and owning mission-critical data center assets that power the modern digital economy. BXDC targets newly-constructed, income-generating, stabilized data center properties leased to investment-grade hyperscale tenants on long-term contracts. Our investment strategy is designed to generate stable, long-term cash flows and deliver current income to shareholders, with growth potential through contractual rent escalations and accretive acquisition opportunities. BXDC is externally managed by an affiliate of Blackstone (NYSE: BX), the world’s largest alternative asset manager and the largest financial investor in data center and digital infrastructure assets globally. Further information is available at www.bxdc.com.

About Blackstone
Blackstone is the world’s largest alternative asset manager. Blackstone seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests. Blackstone’s over $1.3 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Blackstone Digital Infrastructure Trust Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

Forward-Looking Statements and Other Matters
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect BXDC's current views with respect to, among other things, its operations and financial performance, its business plans and the impact of the current macroeconomic environment, including interest rate changes. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “path,” “positioned,” “illustrative,” “hypothetical,” “preparing,” “projected,” “future,” “tomorrow,”, “thesis”, “long-term,” “should,” “could,” “would,” “might,” “help,” or other similar words. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: the risk that we may not be able to complete any anticipated future capital-raising initiatives on the anticipated timing or at all and apply any net proceeds as indicated; general business and economic conditions; our lack of operating history; our lack of ownership of data center assets; our dependence on our manager; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire those properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to meet budgeted or stabilized returns on expansion projects within expected time frames, or at all; our ability to renew leases; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and transportation; difficulties managing our acquiring or operating properties; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power (including the availability thereof), labor or construction costs and availability of power and water supplies; increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to qualify or maintain our status as a real estate investment trust for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us; those factors described under the section entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the “Risk Factors” section in our final prospectus filed with the SEC on May 15, 2026 pursuant to Rule 424(b)(4) under the Securities Act relating to our registration statement on Form S-11 (File No. 333-294977), as such factors may be updated from time to time in BXDC’s periodic filings with SEC which are accessible on the SEC’s website at www.sec.gov.
Blackstone Digital Infrastructure Trust Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the filings. BXDC  assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.
We refer to FFO and AFFO per share, which are non-GAAP financial measures, in this press release. A reconciliation to net income attributable to Blackstone Digital Infrastructure Trust, the most directly comparable GAAP measure, is outlined below.
Blackstone Digital Infrastructure Trust Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

The following tables present a reconciliation of Net income to FFO and AFFO and Net income per share to FFO and AFFO per adjusted share ($ in thousands, except share and per share data):

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Net income	$7,080	$7,080
FFO	$7,080	$7,080
Adjustments to arrive at AFFO:
Organization costs	535	535
Amortization of restricted stock awards	76	76
AFFO	$7,691	$7,691

Weighted-average shares of common stock outstanding, basic and diluted	50,157,102	25,217,107
Adjusted weighted-average shares of common stock outstanding, basic and diluted(1)	99,223,829	99,223,829

Net income per share, basic and diluted	$0.14	$0.28
FFO per adjusted share, basic and diluted	$0.07	$0.07
AFFO per adjusted share, basic and diluted	$0.08	$0.08

(1)Adjusted weighted-average shares of common stock outstanding, basic and diluted are calculated from May 15, 2026 (the date we closed our IPO) through June 30, 2026.

Blackstone Digital Infrastructure Trust Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

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Blackstone Digital Infrastructure Trust Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220